EXHIBIT 99.1

PC MALL TO ACQUIRE SARCOM, INC.

Torrance, California – August 20, 2007 -- PC Mall, Inc. (NASDAQ: MALL) today announced that it has entered into an agreement to acquire SARCOM, Inc., one of the nation’s largest independent IT solutions providers. Under the terms of the agreement, PC Mall will pay an aggregate purchase price of $55 million, consisting of $47.5 million in cash and up to $7.5 million in shares of PC Mall stock. The purchase price is subject to adjustment on a dollar for dollar basis to the extent that SARCOM's net asset value (as defined in the agreement) is greater or less than $19.6 million at closing. The acquisition will be effected by merging a subsidiary of PC Mall into SARCOM, and SARCOM will become a wholly-owned subsidiary of PC Mall. The transaction is subject to customary closing conditions and is currently expected to close in the third quarter of 2007.

PC Mall believes that this acquisition will enhance PC Mall's capabilities as a reseller of advanced technology product solutions and services, and is consistent with PC Mall's commitment to grow its business through expansion of PC Mall's share of its customers' IT spending. PC Mall expects that the transaction will be accretive to earnings beginning in the fourth quarter of 2007.

SARCOM, which is headquartered in Columbus, Ohio,  provides top tier services and products to a broad range of customers, including enterprise and mid-market corporate clients, healthcare organizations, professional firms, and government, education and non-profit organizations in the United States. SARCOM had revenues of approximately $248 million for the year ended December 31, 2006, and approximately $162 million for the seven months ended July 31, 2007, an increase of 23% compared to approximately $132 million for the seven months ended July 31, 2006.

Frank Khulusi, PC Mall’s President and Chief Executive Officer, stated, “The 23% growth experienced by SARCOM so far this year is very strong. I am also very pleased to report strong sales growth for PC Mall for the month of July 2007. PC Mall’s preliminary unaudited consolidated net sales were approximately $89 million in July 2007, a 24% increase compared to approximately $72 million in July 2006, showing continued strong performance across all areas of our business. This is a significant acceleration from the already strong growth we reported for the second quarter of this year. We believe one of the reasons for this solid performance is our focus on our solution selling capabilities, which we believe will be further enhanced with the SARCOM acquisition.”

SARCOM has served the mid-market and enterprise market for over 20 years and currently specializes in providing enterprise hardware and software solutions, procurement solutions and a full range of professional and managed services. SARCOM is a Cisco Gold Partner, HP Elite and a Microsoft LAR. SARCOM’s business includes providing solutions for Life Cycle Management, Network Infrastructure, Enterprise Security, Enterprise Server and Storage, along with software licensing and procurement solutions.

SARCOM has an established and proven management team, including Dan Schneider, EVP of Business Solutions and John Strauss, EVP of Services, who will continue to manage the day-to-day business.

The Abreon Group, a division of SARCOM, will also join the PC Mall family upon consummation of the acquisition. Abreon is a high end consulting and training business focused on providing business reengineering, business consulting and training services to mid-market and enterprise clients. Abreon, which is headquartered in Pittsburgh, Pennsylvania, uses its Integrated Change Solutions™ of Engage, Educate, Sustain and Measure to manage user acceptance and adoption of new technologies. Abreon has extensive experience in the healthcare industry, the ERP change environment and many other areas.

Khulusi continued, "We are very excited to announce the pending acquisition of SARCOM by PC Mall. We believe that this acquisition will be complimentary to PC Mall and Wareforce, our mid-market/enterprise subsidiary, and we expect that it will present a tremendous opportunity for us to leverage the solutions capabilities of Wareforce and SARCOM to address the growing need of our customers for more sophisticated and comprehensive solutions." Khulusi noted further, "Many of our manufacturer partners are looking for resellers such as PC Mall to provide a higher level of value in supporting complex solutions in today's markets, and we believe that our acquisition of SARCOM will significantly enhance our ability to do that. The acquisition is representative of PC Mall's commitment to growth, and in addition to providing SARCOM with the opportunity to leverage the efficiencies and scale of PC Mall, it also provides PC Mall with an enhanced offering of IT solutions and services.”

Charles Sweet, SARCOM’s Chairman and Chief Executive Officer added, “We believe the operational efficiencies gained by leveraging PC Mall’s size, our combined national footprint and SARCOM’s solutions expertise, will make this a winning combination for our customers, manufacturer partners, and employees.” Sweet added, “We are delighted that both organizations share a common commitment to operational excellence and customer satisfaction.”

PC Mall management will host a conference call to discuss the SARCOM acquisition on Monday, August 20, 2007 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To listen to PC Mall management's discussion of the SARCOM acquisition live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section. A replay of this call will be available following the call until September 10, 2007 and can be accessed by calling (888) 286-8010, inputting access code 26843742.

About the Companies

PC Mall, Inc.

PC Mall, together with its subsidiaries, (the “Company”) is a rapid response supplier of technology solutions for businesses, government and educational institutions as well as consumers. More than 100,000 different products from companies such as, but not limited to, Apple, HP, IBM, Lenovo and Microsoft are marketed to customers using relationship-based selling, direct marketing, catalogs and the Internet. Customer orders are rapidly filled by our distribution center strategically located near FedEx's main hub or by our extensive network of distributors, which is one of the largest networks in the industry.

SARCOM, Inc.

SARCOM is a leader in technology services and solutions that help businesses effectively manage and leverage Information Technology. It delivers technology solutions through multi-vendor relationships, high service levels, national reach and commitment to total customer satisfaction. SARCOM’s services include product procurement, service support, system design, implementation and education, and e-procurement solutions at http://www.SARCOM.com. SARCOM’s customers are generally “Fortune 1000” companies, professional firms, and governmental, education, and nonprofit organizations located in the United States.

Forward-Looking Statement Disclosure

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company’s expectations, hopes or intentions regarding the future, including, but not limited to, expectations or statements related to the Company’s ability to complete the acquisition of SARCOM on the negotiated terms or at all, including obtaining the financing to meet the cash requirements of the purchase price, the timing of completion of the transaction, the impact of the acquisition on the Company’s business and operations, the expectation that the transaction is accretive to our earnings, the continued development and growth of the IT solutions business, the Company’s ability to achieve any level of sales and the Company’s ability to reduce its costs and improve its operating results. The Company’s sales for the monthly periods or any other periods provided herein are not necessarily indicative of the sales that may be expected for any other period. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause our actual results to differ materially include without limitation the following: risks associated with acquisitions and investments, including the challenges and costs of closing, integration, and achieving anticipated synergies expected from the acquisition; the failure of either party to meet the closing conditions set forth in the definitive merger agreement; the ability to retain key personnel both before and after the merger; each company’s ability to successfully execute its business strategies; competitive conditions in the industry; delays or reductions in spending on information technology by customers; competitive pressures, including pricing and new product and service offerings; the impact of any acquisition on relationships with key customers and vendors; business cycles affecting the markets in which the companies conduct business; uncertainties relating to the relationship of the number of account executives and productivity; decreases in revenues related to consumer, commercial and public sector sales including, but not limited to, potential decreases in sales resulting from the loss of customers; risks related to our ability to retain key personnel; potential decreases in sales related to changes in our vendors products; increased competition and pricing pressures, including, but not limited to, increased competition from direct sales by some of our largest vendors; risks of decreased sales related to the potential lack of availability of government funding applicable to our public sector contracts; availability of key vendor incentives and other vendor assistance; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; risks of business and other conditions in the Asia Pacific region and our limited experience operating in the Philippines, which could prevent us from realizing expected benefits from our Philippines operations; increased expenses, including, but not limited to, interest expense; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; uncertainties relating to our ability to identify suitable acquisition targets, to complete acquisitions of identified targets and to integrate companies we may acquire; risks due to shifts in market demand or price erosion of owned inventory; litigation by or against us; inability to convert back orders to completed sales; and economic conditions generally. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-Q for the 2007 fiscal quarter ended June 30, 2007, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission. The Company’s sales for the monthly periods or any other periods provided herein are not necessarily indicative of the sales that may be expected for any other monthly period or for the full year. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

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Contact:

PC Mall, Inc.

Frank Khulusi, Chairman, President and CEO

Brandon LaVerne, Interim CFO

310-354-5600

Genesis Select

Bud Zuckerman, Investor Relations

303-415-0200

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